Exhibit 10.5

FIRST AMENDING AGREEMENT

This FIRST AMENDING AGREEMENT dated as of December 15, 2015 by and among INVENERGY WIND CANADA GREEN HOLDINGS ULC, an unlimited liability corporation incorporated under the laws of the Province of Alberta (“Seller Parent”), and TERRAFORM IWG ONTARIO HOLDINGS, LLC, a limited liability company formed under the laws of the State of Delaware (“Purchaser”), and to which intervene INVENERGY WIND GLOBAL LLC, a limited liability company formed under the laws of the State of Delaware (“Invenergy Indemnitor”), MARUBENI CORPORATION, a corporation incorporated under the laws of Japan (“Marubeni Indemnitor”), and CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC, a body formed under the Act respecting the Caisse de dépôt et placement du Québec, R.S.Q., chapter C-2 (“CDPQ Indemnitor”). Seller Parent and Purchaser are referred to, collectively, as the “Parties” and each, individually, as a “Party”.

RECITALS:

(a)	The Parties have entered into an Asset Purchase and Sale Agreement dated as of June 30, 2015 (the “Original Agreement”) to which the Seller Indemnitors (as that term is defined in the Original Agreement) have intervened; and

(b)	The Parties wish to amend the Original Agreement as provided in this amending agreement.

In consideration of the above and for other good and valuable consideration, the Parties agree as follows:

Section 1	Defined Terms.

Capitalized terms used in this amending agreement that are not defined in it have the meanings given to them in the Original Agreement.

Section 2	Amendment to Definition of “Purchase and Sale Agreement”.

Section 1.01 “Definitions” of the Original Agreement is amended as of the date of this amending agreement, such that the definitions of “Initial Closing” and “Purchase and Sale Agreement” are amended as follows:

“Purchase and Sale Agreement” means, collectively (1) the Amended and Restated Purchase and Sale Agreement, dated December 15, 2015, by and between Invenergy Wind Global LLC and TerraForm IWG Acquisition Holdings, LLC (the “Rattlesnake PSA”), (2) the Amended and Restated Purchase and Sale Agreement, dated December 15, 2015, by and between Invenergy Wind Global LLC and TerraForm IWG Acquisition Holdings II, LLC (the “Bishop Hill PSA”) and (3) the Amended and Restated Purchase and Sale Agreement, dated December 15, 2015, by and between Invenergy Wind Global LLC and TerraForm IWG Acquisition Holdings III, LLC (the “Warehouse 3 PSA”).

“Initial Closing” means (1) Closing, as such term is defined in the Rattlesnake PSA and Bishop Hill PSA and (2) Initial Closing, as such term is defined in the Warehouse 3 PSA.

Raleigh Asset Purchase and Sale Agreement - First Amending Agreement

Section 3	Amendment to Section 2.04(a) “Purchase Price Adjustment” of the Original Agreement.

Section 2.04(a) “Purchase Price Adjustment” of the Original Agreement is amended as of the date of this amending agreement, as follows:

(a)            The phrase “Within forty-five (45) days following the Calculation Date, and in any event at least ten (10) Business Days prior to Closing,” is deleted in its entirety and replaced with the following:

“No more than thirty (30) days prior to the Closing Date but, in any event at least fifteen (15) Business Days prior to the Closing Date,”

Section 4	Amendment to Section 6.10 “Project Personnel” of the Original Agreement.

Section 6.10 “Project Personnel” of the Original Agreement is amended as of the date of this amending agreement, as follows:

(a)	The words “From the date of termination of the Transition Services Agreement, and for a period of one (1) year thereafter,” in Subsection 6.10(b) are deleted in their entirety and replaced with the following:

“From the date that is the first Business Day after the Closing Date and until the date which is one (1) year thereafter,”

Section 5	Amendment to Section 7.06 “Project Personnel” of the Original Agreement.

Section 7.06 “Project Personnel” of the Original Agreement is amended as of the date of this amending agreement, as follows:

(a)	The words “From the Effective Date and until the termination of the Transition Services Agreement” in Subsection 7.06(a) are deleted in their entirety and replaced with the following:

“From the Effective Date and until the date that is the first Business Day after the Closing Date”

(b)	Subsection 7.06(b) is deleted in its entirety and replaced with the following:

“Not later than sixty (60) Business Days after the Effective Date, Purchaser shall offer employment to all of the Project Personnel (who are actively employed at such date) contingent upon Closing with a start date on the first Business Day after the Closing Date.  Prior to being delivered to the Project Personnel, Purchaser shall submit the offer letters to the Seller Parent for its approval as to form and content, which approval shall not be unreasonably withheld. Such offers shall (i) include base compensation, bonuses and group health and other benefits for each Project Personnel that are substantially similar in the aggregate to the base compensation, bonuses, vacation entitlements, severance entitlements and group health and other benefits for such Project Personnel disclosed to Purchaser in writing not later than thirty (30) days after the Effective Date (which disclosure, for greater certainty, shall also include any pending or ordinary course increases or modifications to the level of wages, overall compensation or other benefits that may be applicable to such Project Personnel in the period from the date of such disclosure until the date that is the first Business Day after the Closing Date); (ii) provide for a minimum of a one (1) year term commencing on the date that is the first Business Day after the Closing Date; and (iii) recognize each Project Personnel’s service with the applicable Affiliate of the Seller as service with Purchaser for all purposes. All Project Personnel who accept employment with Purchaser shall become employees of Purchaser effective as of the date that is the first Business Day after the Closing Date.”

(c)	Subsection 7.06(c) is deleted in its entirety and replaced with the following:

“Subject to the provisions of Section 7.06(a) and 7.06(b), Seller or its Affiliates, as applicable, will continue to be responsible for and will, where applicable, discharge all obligations and liabilities in respect of the Project Personnel up to and including the close of business on the Closing Date, including, but not limited to, overtime, wages and severance entitlements and any obligations and liabilities pursuant to any retention agreements in respect of the Project Personnel; provided, however, that any accrued vacation entitlements that are connected to the employment service of Project Personnel with Seller or its Affiliates will be assumed and discharged by the Purchaser. In addition, Seller or its Affiliates, as applicable, will be responsible for severance for any Project Personnel who does not accept the Purchaser’s offer of employment. Purchaser assumes and will discharge all obligations and liabilities in respect of all Project Personnel employed by Purchaser pursuant to Purchaser’s offer of employment that arise after the close of business on the Closing Date.”

(d)	Subsection 7.06(d) is deleted in its entirety and replaced with the following:

“The Seller Parent undertakes that it will cause to be delivered to the Purchaser a Purchase Certificate issued by the Ontario Workplace Safety and Insurance Board in respect of the Business on or within five (5) days prior to the Closing Date.”

Section 6	Reference to and Effect on the Original Agreement.

On and after the date of this amending agreement, any reference to “this Agreement” in the Original Agreement and any reference to the Original Agreement in any other agreements will mean the Original Agreement as amended by this amending agreement.  Except as specifically amended by this amending agreement, the provisions of the Original Agreement remain in full force and effect.  In the event of any conflict between the Original Agreement and this amending agreement, this amending agreement shall prevail.

Section 7	Successors and Assigns.

This amending agreement becomes effective when executed by all of the Parties. After that time, it will be binding upon and enure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns.

Section 8	Governing Law.

THIS AMENDING AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 9	Counterparts.

This amending agreement may be executed in any number of counterparts and by separate Parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this amending agreement by facsimile or transmitted electronically in either Tagged Image File Format (“TIFF”) or Portable Document Format (“PDF”) shall be equally effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, this amending agreement has been duly executed and delivered by the duly authorized representative of each Party as of the date first above written.

“Purchaser” TERRAFORM IWG ONTARIO HOLDINGS, LLC

By:	/s/ Chris Moakley
Name: Chris Moakley
Title: Authorized Representative

IN WITNESS WHEREOF, this amending agreement has been duly executed and delivered by the duly authorized representative of each Party as of the date first above written.

“Seller Parent” INVENERGY WIND CANADA GREEN HOLDINGS ULC

By:	/s/ James T. Murphy
Name: James T. Murphy
Title: Vice President

IN WITNESS WHEREOF, the Invenergy Indemnitor, by intervening to this amending agreement by its duly authorized representative(s) as of the date first above written, hereby agrees to be bound by the provisions of this amending agreement for the purposes of providing the representations and warranties of the Invenergy Indemnitor and the indemnities and other covenants of the Seller Indemnitors as set forth in the Original Agreement, as amended herein.

“Invenergy Indemnitor” INVENERGY WIND GLOBAL LLC

By:	/s/ James T. Murphy
Name: James T. Murphy
Title: Vice President

IN WITNESS WHEREOF, the Marubeni Indemnitor, by intervening to this amending agreement by its duly authorized representative(s) as of the date first above written, hereby agrees to be bound by the provisions of this amending agreement for the purposes of providing the representations and warranties of the Marubeni Indemnitor and the indemnities and other covenants of the Seller Indemnitors as set forth in the Original Agreement, as amended herein.

“Marubeni Indemnitor” MARUBENI CORPORATION

By:	/s/ Takashi Fujinaga
Name:
Title:

IN WITNESS WHEREOF, the CDPQ Indemnitor, by intervening to this amending agreement by its duly authorized representative(s) as of the date first above written, hereby agrees to be bound by the provisions of this amending agreement for the purposes of providing the representations and warranties of the CDPQ Indemnitor and the indemnities and other covenants of the Seller Indemnitors as set forth in the Original Agreement, as amended herein.

“CDPQ Indemnitor” CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC

By:	/s/ Rana Ghorayeb
Name: Rana Ghorayeb
Title: Vice President

By:	/s/ Olivier Renault
Name: Olivier Renault
Title: Regional Director Investments, North America